Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 sycr.com	Exhibit 5.1 CALIFORNIA NEWPORT BEACH SACRAMENTO SAN DIEGO SAN FRANCISCO SANTA BARBARA SANTA MONICA COLORADO DENVER NEVADA RENO WASHINGTON SEATTLE

October 13, 2017

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offer and sale by Tandem Diabetes Care, Inc., a Delaware corporation (the “Company”), of (i) 4,630,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) Series A Warrants to purchase 4,630,000 shares of Common Stock (the “Series A Warrants”), (iii) Series B Warrants to purchase 4,630,000 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), and (iv) the shares of Common Stock issuable upon exercise of the Warrants in accordance with their respective terms (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-200686) (the “Initial Registration Statement”) filed with, and declared effective by, the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), the prospectus supplement relating to the offer and sale of the Shares, the Warrants and the Warrant Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and the Registration Statement on Form S-3 (File No. 333-220929) relating to, and incorporating by reference, the Initial Registration Statement filed with, and declared effective by, the Commission pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statement”).  We understand that the Shares and Warrants are being offered and sold by the Company to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).  We are rendering this legal opinion in connection with the offer and sale of the Shares, the Warrants and the Warrant Shares pursuant to the Registration Statement and the Prospectus.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.  As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, we are of the opinion that:

1.

The Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.

The Warrants, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

The Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, and assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, which is incorporated by reference in the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the offer and sale of the Shares, the Warrants and the Warrant Shares pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent.  This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.